Exhibit B-15(b)

                           BYLAWS
                             OF
                 PRUDENTIAL OIL & GAS, INC.
                    AS OF AUGUST 10, 1998


                          ARTICLE I

                            Name

     The name of the Corporation shall be Prudential Oil &
Gas, Inc.

                         ARTICLE II

                   Shareholders' Meetings

     All meetings of the shareholders shall be held at the principal office of the Corporation in the State of Texas. With or without motion, the Chairman of any meeting of the Shareholders may appoint Inspectors and Tellers for such meeting who shall examine into the qualifications of the Shareholders present in person or represented at the meeting by proxy, report the shares represented at the meeting and tabulate the vote on such matters as may come before the meeting.

                         ARTICLE III

                       Annual Meeting

     The Annual Meeting of the Shareholders of this Corporation shall be held on the third Thursday in March in each year if not a legal holiday and, if a legal holiday, then on the next succeeding Thursday not a legal holiday.
In the event that such Annual Meeting is omitted by oversight or otherwise on the date herein provided for, the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting. Such subsequent meeting shall be called in the same manner and as provided for Special Shareholder's Meetings.

                         ARTICLE IV

                      Special Meetings

     Special Meetings of the Shareholders of this Corporation shall be held whenever called by the Chairman of the Board, President and Chief Executive Officer, a Vice President or a majority of the Board of Directors, or whenever the holder or holders of one-tenth (1/10) of the shares of the capital stock issued and outstanding and entitled to vote shall make written application therefor to the Secretary or an Assistant Secretary, stating the time and purpose of the meeting applied for.

                          ARTICLE V

              Notice of Shareholders' Meetings

     Written or printed notice of all Shareholders' Meetings, stating the time and place, and, in the case of Special Meetings, the purpose or purposes for which such meetings are called, shall be delivered by the Secretary or an Assistant Secretary, by mail, to each Shareholder of record, having voting power in respect of the business to be transacted thereat, at his or her registered address at least ten (10) and not more than fifty (50) days prior to the date of the meeting, and the person giving such notice shall make affidavit in relation thereto; provided that such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholders at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     Any meeting at which all Shareholders having voting power in respect of the business to be transacted thereat are present, either in person or represented by proxy, or of which those not present have waived notice in writing, shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.

     Any action required by law to be taken at a meeting of the Shareholders, or any action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of Shareholders.

                         ARTICLE VI

                      Waiver of Notice

     Notice of any Shareholders' Meeting may be waived by any Shareholder and the presence at any meeting, either in person or by proxy, of a shareholder having voting power in respect of the business to be transacted thereat shall be deemed as to such Shareholder a waiver of notice of the meeting.

                         ARTICLE VII

                           Quorum

     At any meeting of the Shareholders, a majority of the shares of capital stock issued and outstanding and entitled to vote in respect of the business to be transacted thereat, represented by such Shareholders of record in person or by proxy, shall constitute a quorum, but a less interest may adjourn any meeting from time to time and the same shall be held as adjourned without further notice. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of capital stock entitled to vote represented thereat shall decide all questions brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation of the Corporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

                        ARTICLE VIII

                      Proxy and Voting

     Shareholders of record entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof or after eleven
(11) months from the date of its execution unless otherwise provided in the proxy. Each holder of record of stock of the Corporation shall be entitled to one vote for each share of stock of such class standing in his name on the books of the Corporation.

                         ARTICLE IX

                     Board of Directors

     The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than seven (7), with the exact number at any given time to be fixed by the Board of Directors at any regular or special meeting without the necessity of prior notice that the matter of fixing the number of directors shall be a matter for consideration at such meeting. Directors shall be elected at each Annual Meeting of the Shareholders or at any meeting held in the place thereof as hereinbefore provided. The number of Directors may be increased to any number greater than seven (7) or decreased to less than three (3) from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an Annual Meeting or at a Special Meeting of Shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive Annual Meetings of Shareholders. Each Director elected by the Shareholders shall serve until the next Annual Meeting and until such Director's successor is duly elected and qualified except as in these Bylaws may otherwise be provided. Directors need not be Shareholders in the Corporation.

     No person shall be eligible for election or re-election as a Director of the Company after attaining age seventy
(70). Any Director who retires from active employment by the Company shall, concurrently with such retirement, resign as a Director of the Company.

                          ARTICLE X

                     Power of Directors

     The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Texas, with the Articles of Incorporation of the Corporation or with these Bylaws. The Board of Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination of the Board of Directors shall be final and conclusive.

                         ARTICLE XI

                Fees of Directors and Others

     The Board of Directors shall have power to fix and determine the fee or fees to be paid members of the Board of Directors or any Committees appointed by the Directors or Shareholders for attendance at meetings of said Directors or Committees. Any fees so fixed and determined by the Board of Directors shall be subject to revision or amendment by the Shareholders.

                         ARTICLE XII

               Executive and Other Committees

     The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by the Bylaws, may elect from its number an Executive Committee of not less than three nor more than five members, which Committee may exercise the powers of the Board of Directors in the management of the business of the Corporation when the Board is not in session except where action of the Board of Directors is specified or required by law. The Executive Committee shall report its actions to the Board for approval. The Executive Committee may make rules for the notice, holding and conduct of its meetings and the keeping of the records thereof.

     The Board of Directors may likewise appoint from its number or from the Shareholders other Committees from time to time, the number composing such Committees and the powers conferred upon the same to be determined by vote of the Board of Directors.

                        ARTICLE XIII

                          Meetings

     Regular Meetings of the Board of Directors shall be held at such places within or without the State of Texas and at such times as the Board by vote may determine from time to time, and if so determined no notice thereof need be given. Special Meetings of the Board of Directors may be held at any time or place, either within or without the State of Texas, whenever called by the Chairman of the Board of Directors, the President and Chief Executive Officer, a Vice President, the Secretary, an Assistant Secretary or a Director, notice thereof being given to each Director by the Secretary or an Assistant Secretary or officer calling the meeting, or at any time without formal notice provided all the Directors are present or those not present have waived notice thereof. Notice of Special Meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephoning or telegraphing the same to him at his residence or business address at least one day before the meeting.

                         ARTICLE XIV

                           Quorum

     A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the same may be held without further notice. When a quorum is present at any meeting, a majority vote of the members in attendance thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these Bylaws.

                         ARTICLE XV

                          Officers

     The Board of Directors shall elect individuals to occupy at least three executive offices: President, Secretary and Treasurer. In its discretion, the Board of Directors may elect individuals to occupy other executive offices, including Chief Executive Officer, Vice Chairman, Chief Operating Officer, Vice President and such other executive offices as the Board shall designate. Officers shall be elected annually and shall hold office until their respective successors shall have been duly elected and qualified, or until such officer shall have died or resigned or shall have been removed by majority vote of the whole Board. To the extent permitted by the laws of the State of Texas, individuals may occupy more than one office.

                         ARTICLE XVI

                    Subordinate Officers

     The Board of Directors may appoint such assistant secretaries, assistant treasurers and other officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove such officers and to prescribe the powers and duties thereof.

                        ARTICLE XVII

                    Chairman of the Board

     The Board of Directors shall designate one of its members as Chairman of the Board. The position of Chairman of the Board is not an officer position; therefore the Chairman of the Board need not be an officer of the Company.

                        ARTICLE XVIII

                          President

     The President shall perform duties incident to the office of a president of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors, by the Executive Committee or, if the Board has elected a Chief Executive Officer and if the Chief Executive Officer is not the President, by the Chief Executive Officer.

                         ARTICLE XIX

                       Vice President

     Each Vice President shall have such powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or the Executive Committee, or as may be delegated to him by the President or the Chief Executive Officer.

                         ARTICLE XX

                          Secretary

     The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose; shall see that all notices are duly given in accordance with the provisions of law and these bylaws; shall be custodian of the records and of the corporate seal of the Corporation; shall see that the corporate seal is affixed to all documents the execution of which under the seal is duly authorized, and when the seal is so affixed he may attest the same; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all duties incident to the office of a secretary of a corporation, and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer, the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee. The Secretary shall also keep, or cause to be kept, a stock book, containing the name, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number of shares held by them respectively, and the time when they respectively became the owners thereof.

                         ARTICLE XXI

                          Treasurer

     The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors. The Treasurer may endorse for collection on behalf of the Corporation, checks, notes and other obligations; may sign receipts and vouchers for payments made to the Corporation singly or jointly with another person as the Board of Directors may authorize; may sign checks of the Corporation and pay out and dispose of the proceeds under the direction of the Board; shall render or cause to be rendered to the Chairman of the Board, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation; may sign, with the Chairman of the Board, a Vice Chairman, the President or a Vice President, certificates of stock of the Corporation; and, in general, shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Chairman of the Board, a Vice Chairman, the President, the Board of Directors or the Executive Committee.

                        ARTICLE XXII

                        Resignations

     Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, a Chairman of the Board, the Vice Chairman, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon written receipt thereof by the Board of Directors or by such officer.

                        ARTICLE XXIII

                     Vacancies, Absences

     Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting. Except when the law requires the act of a particular officer, the Board of Directors or the Executive Committee, whenever necessary, may, in the absence of any officer, designate any other officer or properly qualified employee, to perform the duties of the one absent for the time being, and such designated officer or employee shall have, when so acting, all the powers herein given to such absent officer.

                        ARTICLE XXIV

                        Capital Stock

     The amount of capital stock shall be as fixed in the Articles of Incorporation or in any lawful amendments thereto and the votes of the Corporation from time to time.

                         ARTICLE XXV

                    Certificates of Stock

     Every Shareholder shall be entitled to a certificate or certificates representing shares of the capital stock of the Corporation in such form, complying with the law as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Corporation and setting forth the number and kind of shares to which such Shareholder is entitled. Such certificates shall be signed by the Chairman of the Board of Directors, the President and Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for the stock of any class or classes and may require stock certificates to be countersigned by one or more of them. If certificates representing shares of capital stock of this Corporation are manually signed either by a Transfer Agent or by a Registrar, the signatures thereon of the President and Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary of this Corporation may be facsimiles, engraved or printed. Any provisions of these Bylaws with reference to the signing of stock certificates, shall include, in cases above permitted, such facsimile signatures. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of this Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by this Corporation, such certificate or certificates may nevertheless be adopted by the Board of Directors of this Corporation and be issued and delivered as though the person who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of this Corporation. Any stock certificates bearing facsimile signatures of officers of this Corporation, as above provided, may also bear a facsimile of the seal of this Corporation.

                        ARTICLE XXVI

                      Transfer of Stock

     Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same signed by the person appearing by the certificate to be the owner of the shares represented thereby. No transfer shall affect the right of the Corporation to pay any dividend due upon the stock, or to treat the holder of record as the holder in fact, until such transfer is recorded upon the books of the Corporation or a new certificate is issued to the person to whom it has been so transferred. It shall be the duty of every Shareholder to notify the Corporation of his post office address.

                        ARTICLE XXVII

                       Transfer Books

     The Board of Directors shall have power to close the stock transfer books of this Corporation for a period not exceeding 50 days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of this Corporation after any such record date fixed as aforesaid.

                       ARTICLE XXVIII

                    Loss of Certificates

     In case of the loss, mutilation or destruction of a certificate representing shares of stock, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe.

                        ARTICLE XXIX

                            Seal

     The seal of this Corporation shall consist of a flat-faced circular die with the words and figures "Prudential
Oil & Gas, Inc. Corporate Seal 1962" cut or engraved thereon.

                         ARTICLE XXX

                      Books and Records

     Unless otherwise expressly required by the laws of the State of Texas, the books and the records of the Corporation may be kept inside or outside of the State of Texas, or both, at such place or places as may be designated from time to time by the Board of Directors.

                        ARTICLE XXXI

                         Amendments

     These Bylaws may be amended, added to, altered or repealed by the Board of Directors of the Company. In the event of any such amendment, alteration or repeal of these Bylaws by the Board of Directors, the notice of the Annual Meeting of the Shareholders which shall thereafter first be sent to the Shareholders shall state that the Bylaws have been so amended, added to, altered or repealed and shall describe or set forth or be accompanied by statement describing or setting forth such amendment, addition, alteration or the text of any article which has been repealed. Notwithstanding anything hereinabove contained, these Bylaws may be amended, added to, altered or repealed at any Annual or Special Meeting of the Shareholders by vote in either case of a majority of the voting power of the shares of the capital stock issued and outstanding and entitled to vote in respect thereof, unless the question is one upon which by express provisions of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question, provided, however, that notice is given in the call of said meeting that an amendment, addition, alteration or repeal is to be acted upon.